CUSIP No. 09075A108	SCHEDULE 13G	Page 15 of 16 Pages

EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Common Stock and the information required by this Schedule 13G/A, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

AMP-CF Holdings, LLC	Date:

By: /s/ Dana L. Niles	2/6/2024
Name: Dana L. Niles Title: Chief Operating Officer

Ampersand CF Limited Partnership By AMP-CF Management Company Limited Partnership, its general partner By: AMP-CF MC LLC, its general partner

By: /s/ Dana L. Niles	2/6/2024
Name: Dana L. Niles Title: Chief Operating Officer

AMP-CF Management Company Limited Partnership By: AMP-CF MC LLC, its general partner

By: /s/ Dana L. Niles	2/6/2024
Name: Dana L. Niles Title: Chief Operating Officer

AMP-CF MC LLC

By: /s/ Dana L. Niles	2/6/2024
Name: Dana L. Niles Title: Chief Operating Officer

Ampersand 2020 Limited Partnership By: AMP-20 Management Company Limited Partnership By: AMP-20 MC LLC, its general partner

By: /s/ Dana L. Niles	2/6/2024
Name: Dana L. Niles Title: Chief Operating Officer

AMP-20 Management Company Limited Partnership By: AMP-20 MC LLC, its general partner

By: /s/ Dana L. Niles	2/6/2024
Name: Dana L. Niles Title: Chief Operating Officer

CUSIP No. 09075A108	SCHEDULE 13G	Page 16 of 16 Pages

AMP-20 MC LLC

By: /s/ Dana L. Niles	2/6/2024
Name: Dana L. Niles Title: Chief Operating Officer

/s/ Herbert H. Hooper Herbert H. Hooper	2/6/2024